Exhibit 99.2

ANI Pharmaceuticals Schedules Conference Call to Discuss First Quarter 2016 Financial Results and Reaffirm Guidance

BAUDETTE, Minn., April 27, 2016 /PRNewswire/ -- ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today that the Company plans to release its first quarter 2016 financial results and reaffirm guidance on Thursday, May 5, 2016, before the opening of the U.S. financial markets. The earnings press release will be accessible through the Investor Relations section of the Company's website, www.anipharmaceuticals.com.

Arthur S. Przybyl, President and Chief Executive Officer, and Charlotte C. Arnold, Vice President, Finance, and Chief Financial Officer, also plan to host a conference call to review those results starting at 10:30am Eastern Time on Thursday, May 5, 2016. The call will be open to the public and can be accessed through a conference line by dialing (844) 295-8236.

Mr. Przybyl stated, "We look forward to speaking with the investor community, releasing our first quarter results, and reaffirming our 2016 guidance as updated in early April."

A recording of the conference call will be available within two hours of the completion of the call and will remain accessible for a period of seven days following the call. To access the replay, dial (855) 859-2056. The access code for the replay is 93601942.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include controlled substances, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:
Investor Relations
IR@anipharmaceuticals.com